SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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Delaware Group® Income Funds
Delaware Pooled® Trust
Voyageur Mutual Funds
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FAQ: February 2018 shareholder proxy vote
RETAIL MUTUAL FUNDS & MIP/DPT

FOR INTERNAL USE ONLY. DO NOT DISTRIBUTE.

Q: What's happening?
Delaware Funds by Macquarie is seeking shareholder approval on several proposals for two of its retail mutual funds and one of its Macquarie Institutional Portfolios registered as Delaware Pooled Trust.

In February 2018, a third-party vendor will begin mailing a proxy statement describing these proposals, and proxy cards (ballots for the vote) to shareholders.
Shareholders of these Delaware OPEN-END FUNDS will receive a proxy statement and a proxy card:

Retail mutual funds:
•	Delaware Extended Duration Bond Fund
•	Delaware Tax-Free New York Fund

Macquarie Institutional Portfolios registered as Delaware Pooled® Trust:
•	Macquarie Large-Cap Value Portfolio

Q: What are the proposals shareholders are being asked to vote on?
There are several proposals being put forth to Delaware Funds' shareholders. The chart below is a brief summary:

Proposal	Who votes on the Proposal?
1. To approve the implementation of a new "manager of managers" order.	Shareholders of each Fund, voting separately from shareholders of each other Fund.
2. To approve sub-advisory agreements.	Shareholders of the Delaware Extended Duration Bond Fund, a series of Delaware Group® Income Funds.
3. To revise the fundamental investment restriction relating to lending.
Shareholders of the Macquarie Large Cap Value Portfolio, a series of Delaware Pooled® Trust, and the Delaware Tax-Free New York Fund, a series of Voyageur Mutual Funds, voting separately from shareholders of the other Fund.

Below is a brief overview of each of these proposals. The Proposals are described in greater detail in the proxy statement mailed to shareholders.

Proposal 1: To approve the implementation of a new "manager of managers" order.

•
A "manager of managers" order allows funds to hire sub-advisors, and to make certain material changes to sub-advisory agreements without shareholder approval. Under this structure, an investment advisor has the ultimate responsibility, subject to oversight by the Board of Trustees, for overseeing funds' sub-advisors and making recommendations to the board regarding their hiring, termination, or replacement.

•
The Funds have been previously granted a "manager of managers" order that allows them to hire unaffiliated sub-advisors and to make material amendments to the related sub-advisory contracts. It is proposed that the Funds seek a new "manager of managers" order that would give them authority to hire both affiliated and unaffiliated sub- advisors, and to make material amendments to the related sub-advisory contracts.

Why should shareholders approve this Proposal?

Proxy solicitations can be a long and costly process for funds and without this exemption, shareholder approval is required in order to hire a new sub-advisor that is affiliated with the Funds' investment advisor or to change certain material terms of a related sub-advisory agreement. If the Funds were granted the new "manager of managers" order that included affiliated sub-advisors, it would permit the Funds' investment advisor to recommend and hire a broader universe of sub-advisors in a cost-effective and timely manner, which the Board believes would benefit the Funds and their shareholders. Moreover, approval of this proposal would permit consistent administration of the Delaware Funds by Macquarie and enable Delaware Management Company ("DMC" or the "Manager"), to leverage resources within   Macquarie Investment Management to support its management of the Funds.

Proposal 2: To approve sub-advisory agreements. Note: this is only applicable to shareholders of Delaware Extended Duration Bond Fund.

•
Delaware Extended Duration Bond Fund's investment advisor, DMC, seeks to collaborate with Macquarie Investment Management Europe Limited ("MIMEL") and Macquarie Investment Management Global Limited ("MIMGL") on its management of the Fund, and requires shareholder approval to do so. Under the proposed arrangement, MIMEL and MIMGL will provide investment advice and recommendations, including with respect to specific securities, for consideration and evaluation by the Fund's portfolio managers.

•
DMC will continue to serve as the Fund's investment adviser, and DMC's current portfolio managers would continue to have ultimate portfolio management discretion over the Fund. The Fund's investment process will not change, and the Manager is not proposing any changes to the Fund's fees, investment objectives, policies or limitations in connection with this proposal.

Why should shareholders approve this Proposal?

The addition of MIMEL and MIMGL as sub-advisers for the Delaware Extended Duration Bond Fund will enable DMC to utilize the investment expertise and experience of its affiliates located in London and Sydney to provide more comprehensive investment resources to support the Fund's investment process. The additional advisory services provided by MIMEL and MIMGL will enhance DMC's investment process and provide additional resources not currently accessed by the Fund, which the Board believes would benefit the Fund and its shareholders.

Proposal 3: To revise the fundamental investment restriction relating to lending. Note: this is only applicable to shareholders of Macquarie Large Cap Value Portfolio and Delaware Tax-Free New York Fund.

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The Macquarie Large Cap Value Portfolio and the Delaware Tax-Free New York Fund each have a fundamental investment restriction related to lending, which is more limited in scope than what is required by federal securities laws. As a result, the restrictions prohibit certain lending activities that would be otherwise permissible for the Funds, including inter-fund borrowing and lending. Proposal 3 provides for the revision of the restriction related to loans to expand the scope of lending activities in which the Funds could engage.

Why should shareholders approve this Proposal?

Changing the fundamental investment restriction related to loans would enable the Funds to accommodate industry and market developments and provide them with additional liquidity resources.

Q: Has the Board approved the Proposals?

Yes. The Board of Trustees of each Trust has unanimously approved the Proposals, and recommends that you vote to approve those that apply to your Fund.

Q: What is the timeline for the proxy vote?
•	Proxy mailing to shareholders begins in February 2018.
•	Shareholder solicitation via phone, if the shareholder has not yet voted: on or about February 20, 2018.
•	Shareholder meeting: March 7, 2018 (adjournments as necessary).

Q: How is the proxy vote facilitated?
We're using two vendors:  ComputerShare and Broadridge.
•	ComputerShare: will mail proxy cards and proxy statements to direct shareholders.
o	Includes most VIP shareholders.

•	Broadridge: will mail proxy cards and proxy statements to OMNIBUS-held accounts (non-direct shareholders)
o	Includes most clients of major wirehouse firms & all broker-directed accounts.

Q: How can shareholders vote?
Voting by direct shareholder accounts – via ComputerShare – shareholders have four options:

Note: This information is aggregated here: http://www.delawarefunds.com/proxy (Delaware Extended Duration Bond Fund and Delaware Tax-Free New York Fund only) and http://www.macquarieim.com/proxy(Macquarie Large Cap Value Portfolio only). You can direct shareholders to these pages if needed.

1.	By mail
Vote, sign and date the proxy card and return it in the postage-paid envelope.

2.	By Internet
Go to the website www.proxy-direct.com or scan the QR code on your proxy card. Follow the on-screen instructions. This website is available 24 hours.

3.	By telephone
Call 1-800-337-3503 and follow the recorded instructions. This phone number is available 24 hours. Call 1-866-612-5812 to vote via live operator. Hours of operation are M-F 9 a.m. – 11 p.m., and Sat. 12 p.m. – 6 p.m. EST.

4.	In person
Attend Shareholder meeting at the offices of Stradley Ronon Stevens & Young, LLP. 2005 Market Street, 26th Floor, Philadelphia, PA 19103
Date: March 7, 2018 Time: 3:00 p.m., EST

Voting by OMNIBUS-held accounts – via Broadridge – shareholders have three options:
1.	Mail back their ballots in the postage paid envelope provided
2.	Vote online here: www.proxyvote.com – Control number located on their proxy cards will be required
3.	Vote via touch-tone phone – Shareholders should reference their proxy card for the appropriate number.

Q: What's needed for the proxy to pass?
•	For all proposals:
In order for the proxy to pass, 50% of shareholders must vote (by fund) and 2/3 of them must vote in favor of the proposal.

Q: What if it doesn't pass before March 7, 2018?
If shareholder approval has not been obtained by March 7, 2018, the proxy vendor will continue soliciting votes, and additional shareholder meeting(s) will be held as needed.

Q: What if they do not pass at all?
If the proposals are not approved, Delaware Funds will pursue an alternative recommendation and the Fund's Board of Trustees will determine an appropriate course of action.

Additional questions?
For process-related questions, contact Kate Williams at 28547 or 215-255-8547 or Earthen Johnson at 41103 or 215-255-1103. For vendor-related questions, contact Victoria Lepore at 41068 or 215-255-1068.

(413036–01/18)